CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated May 14, 2007, with respect to the financial statements as of and for the year ended December 31, 2006, and for the period from October 28, 2005 (inception) through December 31, 2005 of Orange REIT, Inc. contained in Post-effective Amendment No. 4 to the Registration Statement on Form S-11. We consent to the use of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption “Experts”.
/s/ GRANT THORNTON LLP
Southfield, Michigan
June 23, 2008